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                                                                   June 15, 2001


Mr.  Chris  Birkett
Chief  Financial  Officer
Rockshox,  Inc.
1610  Garden  of  the  Gods  Road
Colorado  Springs,  CO  80907
Re:     Wells  Fargo  Business  Credit/Rockshox,  Inc.
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Dear  Chris:

     This letter is written in reference to the Amended and Restated Credit and Security Agreement dated as of June 28, 2000 between Rockshox, Inc. (the
"Borrower")  and  Wells  Fargo  Business  Credit, Inc. (the "Lender") (as may be
 --------                                                    ------
amended  or restated from time to time, the "Agreement").  All capitalized terms
                                             ---------
not  defined  in  this  letter have the meanings given to them in the Agreement.

     You have asked the Lender to amend the Agreement to provide you with additional credit, and the Lender is considering whether it will enter into an amendment. In the meantime, the Lender is willing to accommodate you on the terms set forth in this letter.

     The Lender may in its discretion, as a special short-term accommodation, make Revolving Advances in excess of the Borrowing Base in an amount not to exceed One Million Two Hundred Thousand Dollars ($1,200,000) (individually and collectively, the "Special Accommodation"); provided that no Revolving Advance
                     ---------------------    --------
(including any Special Accommodation) shall be made in excess of the Maximum Line. Each Special Accommodation shall be deemed to be a Revolving Advances under the Agreement; provided however, that the Special Accommodation shall bear
                     -------- -------
interest at a rate equal to the Base Rate plus three percent (3%). You will repay the Special Accommodation in full, together with accrued interest, upon demand by the Lender at any time and in the Lender's sole discretion, but in any event not later than August 31, 2001.

     As consideration for the Special Accommodation, the Borrower agrees to pay Lender an non-refundable accommodation fee in the amount of Twelve Thousand Dollars ($12,000), which fee shall be fully earned and payable upon Borrower's acceptance of this letter.

     Except as modified by this letter, the provisions of the Agreement remain unchanged and continue in full force and effect.

     By your execution of this letter below, you confirm that no Default or Event of Default exists under the Agreement (other than certain Defaults or Events of Default which have been disclosed to Lender prior to the date hereof), that the representations and warranties of the Borrower set forth in the Agreement are true and correct on the date of this letter as if made on the date of this letter, and that the Borrower has taken all corporate action necessary in order to execute and deliver this letter and to perform its obligations under this letter.

     The Lender's willingness to extend the Special Accommodation is not a waiver of any existing or future Events of Default. Upon the occurrence of any Events of Default after the date of this letter, or in the event that the Lender learns of any Event of Default that occurred prior to its date, the Lender shall be free to exercise any and all of its various rights and remedies under the Agreement. Furthermore, nothing contained in this letter shall diminish, prejudice or waive any of Lender's rights and remedies under the Agreement or applicable law, and Lender hereby reserves all of such rights and remedies.


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Sincerely,


WELLS  FARGO  BUSINESS  CREDIT,  INC.



By:_______________________________________
     Name:   _____________________________
     Title:  Portfolio  Manager


ACCEPTED  AND  AGREED  this  15  day  of
June,  2001:

ROCHSHOX,  INC.



By: ______________________________________
     Name:  ______________________________
     Title: ______________________________